Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

Continued Focus on Expanding Product Portfolio, Market Leadership and Innovation

SAN DIEGO, Calif., — February 22, 2024 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the fourth quarter and full year ended December 31, 2023, together with other business updates. Recent highlights include:

Financial:
•Quarterly revenue of $74.1 million, Net loss of $(110.0) million, following a valuation adjustment to certain deferred tax assets, and Adjusted EBITDA margin of 28%;
•Annual revenue of $288.9 million, Net loss of $(138.4) million, and Adjusted EBITDA margin of 23%; and
•Introduced full year 2024 revenue guidance range of $265.0 million to $285.0 million.
Product Innovation, Partnerships and Awards:
•TriLink BioTechnologies® awarded Patents for CleanCap® technology in China and Canada, re-enforcing the global strength and protection of TriLink’s intellectual property;
•Entered into a non-exclusive supply agreement for TriLink’s proprietary CleanCap M6, CleanCap AG 3’Ome, CleanCap AG and CleanCap AU cap analogs for use in FUJIFILM Toyama Chemical’s mRNA development and manufacturing services in Japan, from pre-clinical through Phase III programs;
•Published the latest Glen Report which includes several new products including the m6Am phosphoramidite, the same monomer that is found in CleanCap M6, affording access to the modification in an RNA oligo;
•Cygnus Technologies entered into a strategic partnership with Dyadic to provide a C1 HCP ELISA Assay to enhance quality assurance in biomanufacturing; and
•Becky Buzzeo, Chief Commercial Officer, recognized on the Healthcare Technology Report’s list of Top 25 Women Leaders in Biotechnology of 2023.

"We closed out a challenging 2023 with better than forecasted demand for our Nucleic Acid Production products, including for CleanCap and custom chemistry,” said Trey Martin, Chief Executive Officer of Maravai. “Thanks to our team's strong execution, the cost reductions we implemented in the fourth quarter and our revenue outperformance, we delivered a 28% adjusted EBITDA margin in the fourth quarter.”

Martin continued, “Maravai remains focused on expanding our product portfolio, advancing our market leadership in the mRNA space, and accelerating the introduction of innovations that support our customers’ rapidly evolving needs. We see continued pipeline progression among our customers’ development programs and are excited for our base business opportunities in 2024.”

Revenue for the Fourth Quarter 2023

	Three Months Ended December 31,
(Dollars in 000’s)	2023	2022	Year-over-Year % Change
Nucleic Acid Production	$58,825	$189,290	(68.9)%
Biologics Safety Testing	15,316	15,423	(0.7)%
Total Revenue	$74,141	$204,713	(63.8)%
Revenue for the Full Year 2023

	Year Ended December 31,
(Dollars in 000’s)	2023	2022	Year-over-Year % Change
Nucleic Acid Production	$224,769	$813,069	(72.4)%
Biologics Safety Testing	64,176	69,932	(8.2)%
Total Revenue	$288,945	$883,001	(67.3)%
Fourth Quarter 2023 Financial Results
Revenue for the fourth quarter was $74.1 million, representing a 64% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $58.8 million for the fourth quarter, representing a 69% decrease year-over-year. This includes an estimated $18.4 million of COVID-19 related CleanCap revenue for the fourth quarter, which was $105.2 million lower than the same period in the prior year. CleanCap demand from COVID-19 vaccine manufacturers has decreased since its peak in the second quarter of 2022 as the pandemic subsided and as a result of unused inventory of Maravai products that customers have on hand. Base Nucleic Acid Production revenue was $40.5 million for the fourth quarter, which was $25.2 million lower than the same period in the prior year as we saw challenging industry conditions, customers continuing to focus on capital conservation and heightened competition in certain areas.
•Biologics Safety Testing revenue was $15.3 million for the fourth quarter, representing a 1% decrease year-over-year.
Net loss and Adjusted EBITDA (non-GAAP) were $(110.0) million and $20.5 million, respectively, for the fourth quarter of 2023, compared to net income and Adjusted EBITDA (non-GAAP) of $87.4 million and $129.8 million, respectively, for the fourth quarter of the prior year.
Full Year 2023 Financial Results
Revenue for the year ended December 31, 2023, was $288.9 million, representing a 67% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $224.8 million for the year ended December 31, 2023, representing a 72% decrease year-over-year. This includes an estimated $60.8 million of

COVID-19 related CleanCap revenue for the year ended December 31, 2023, which was $539.0 million lower than the prior year as CleanCap demand from COVID-19 vaccine manufacturers decreased for the reasons discussed above. Base Nucleic Acid Production revenue was $164.0 million for the year ended December 31, 2023, which was $49.3 million lower than the prior year for the reasons cited above.
•Biologics Safety Testing revenue was $64.2 million for the year ended December 31, 2023, representing an 8% decrease year-over-year.
Net loss and Adjusted EBITDA (non-GAAP) were $(138.4) million and $65.3 million, respectively, for the year ended December 31, 2023, compared to net income and Adjusted EBITDA (non-GAAP) of $490.7 million and $637.8 million, respectively, for the prior year.
Financial Guidance for 2024
Maravai’s financial guidance for the full year 2024 is based on expectations for its existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Revenue for 2024 is projected to be in the range of $265.0 million to $285.0 million.
Adjusted EBITDA (non-GAAP) margins are expected to be in the range of 23% to 25%.
As it relates to forward-looking Adjusted EBITDA margin, Maravai cannot provide guidance for the most directly comparable GAAP measure or a reconciliation of this non-GAAP financial measure because it is unable to provide a meaningful or accurate calculation or estimation of certain significant reconciling items without unreasonable effort.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$74,141	$204,713	$288,945	$883,001
Operating expenses
Cost of revenue	35,108	53,253	148,743	168,957
Selling, general and administrative	38,478	37,203	151,390	129,259
Research and development	4,594	5,011	17,280	18,369
Change in estimated fair value of contingent consideration	(3,355)	—	(3,286)	(7,800)
Restructuring	6,466	—	6,466	—
Total operating expenses	81,291	95,467	320,593	308,785
(Loss) income from operations	(7,150)	109,246	(31,648)	574,216
Other income (expense)
Interest expense	(15,400)	(10,180)	(45,892)	(20,414)
Interest income	7,459	2,338	27,727	2,338
Loss on extinguishment of debt	—	—	—	(208)
Change in payable to related parties pursuant to the Tax Receivable Agreement	671,228	(6,442)	668,886	(4,102)
Other income (expense)	49	914	(1,337)	(358)
Income before income taxes	656,186	95,876	617,736	551,472
Income tax expense	766,168	8,447	756,111	60,809
Net (loss) income	(109,982)	87,429	(138,375)	490,663
Net (loss) income attributable to non-controlling interests	(4,023)	49,795	(19,346)	270,458
Net (loss) income attributable to Maravai LifeSciences Holdings, Inc.	$(105,959)	$37,634	$(119,029)	$220,205

Net (loss) income per Class A common share attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$(0.80)	$0.28	$(0.90)	$1.67
Diluted	$(0.80)	$0.28	$(0.90)	$1.67

Weighted average number of shares outstanding:
Basic	132,140	131,627	131,919	131,545
Diluted	132,140	131,651	131,919	255,323

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net (Loss) Income to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(109,982)	$87,429	$(138,375)	$490,663
Add:
Amortization	6,869	6,236	27,356	24,269
Depreciation	3,932	1,962	12,898	7,566
Interest expense	15,400	10,180	45,892	20,414
Interest income	(7,459)	(2,338)	(27,727)	(2,338)
Income tax expense	766,168	8,447	756,111	60,809
EBITDA	674,928	111,916	676,155	601,383
Acquisition contingent consideration (1)	(3,355)	—	(3,286)	(7,800)
Acquisition integration costs (2)	3,497	2,720	12,695	13,362
Stock-based compensation (3)	9,342	5,995	34,588	18,670
Merger and acquisition related expenses (4)	684	1,221	4,392	2,416
Financing costs (5)	—	7	—	1,078
Acquisition related tax adjustment (6)	(77)	(915)	1,293	349
Tax Receivable Agreement liability adjustment (7)	(671,228)	6,442	(668,886)	4,102
Chief Executive Officer transition costs (8)	—	2,426	28	2,426
Restructuring (9)	6,567	—	6,567	—
Other (10)	176	—	1,763	1,814
Adjusted EBITDA	$20,534	$129,812	$65,309	$637,800

Adjusted Net Income and Adjusted Fully Diluted Earnings Per Share
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income attributable to Maravai LifeSciences Holdings, Inc.	$(105,959)	$37,634	$(119,029)	$220,205
Net (loss) income impact from pro forma conversion of Class B common shares to Class A common shares	(4,023)	49,795	(19,346)	270,458
Adjustment to the provision for income tax (11)	948	(12,265)	4,618	(64,474)
Tax-effected net (loss) income	(109,034)	75,164	(133,757)	426,189
Acquisition contingent consideration (1)	(3,355)	—	(3,286)	(7,800)
Acquisition integration costs (2)	3,497	2,720	12,695	13,362
Stock-based compensation (3)	9,342	5,995	34,588	18,670
Merger and acquisition related expenses (4)	684	1,221	4,392	2,416
Financing costs (5)	—	7	—	1,078
Acquisition related tax adjustment (6)	(77)	(915)	1,293	349
Tax Receivable Agreement liability adjustment (7)	(671,228)	6,442	(668,886)	4,102
Chief Executive Officer transition costs (8)	—	2,426	28	2,426
Restructuring costs (9)	6,567	—	6,567	—
Other (10)	176	—	1,763	1,814
Tax impact of adjustments (12)	764,796	(7,259)	749,848	(14,863)
Foreign-derived income cash tax benefit (13)	—	937	—	4,243
Net cash tax benefit retained from historical exchanges (14)	879	1,906	1,434	7,456
Adjusted net income	$2,247	$88,644	$6,679	$459,442

Diluted weighted average shares of Class A common stock outstanding	251,246	255,321	251,287	255,323

Adjusted net income	$2,247	$88,644	$6,679	$459,442
Adjusted fully diluted EPS	$0.01	$0.35	$0.03	$1.80
____________________
Explanatory Notes to Reconciliations
(1)Refers to the change in estimated fair value of contingent consideration related to completed acquisitions.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, and retention payments in connection with these acquisitions.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were pursued but not consummated.
(5)Refers to transaction costs related to the refinancing of Maravai’s long-term debt that are not capitalizable.
(6)Refers to non-cash expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem, LLC (“MyChem”), which was completed in January 2022.
(7)For the year ended December 31, 2023, refers to the adjustment of our Tax Receivable Agreement liability primarily due to remeasuring the non-current portion of the liability to zero as we no longer consider the payments under the agreement to be probable. For the year ended December 31, 2022, refers to the adjustment of the Tax Receivable Agreement liability primarily due to changes in Maravai’s estimated state apportionment and the corresponding change of its estimated state tax rate.
(8)Refers to legal fees and other costs associated with the Chief Executive Officer (“CEO”) leadership transition that occurred during July 2023.
(9)Refers to restructuring costs associated with the Cost Realignment Plan, which was implemented in November 2023. Stock-based compensation benefit of $0.1 million related to restructuring is included on the stock-based compensation line item.

(10)For the year ended December 31, 2023, refers to severance payments, legal settlement amounts, inventory step-up charges in connection with the acquisition of Alphazyme, LLC, certain working capital and other adjustments related to the acquisition of MyChem, and other non-recurring costs. For the year ended December 31, 2022, refers to the loss recognized during the period associated with certain working capital and other adjustments related to the sale of Vector Laboratories, Inc., which was completed in September 2021, and the loss incurred on extinguishment of debt.
(11)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net (loss) income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(12)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock. For the year ended December 31, 2023, includes tax expense related to recording a valuation allowance on our deferred tax assets as we determined that the negative evidence outweighs the positive evidence and so it is more likely than not that our deferred tax assets will not be utilized.
(13)Represents income tax benefits at Maravai LifeSciences Holdings, Inc. related to the income tax treatment of income derived from sales to foreign-domiciled customers.
(14)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) fair value adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) non-cash expenses related to share-based compensation; (iv) expenses incurred for acquisitions that were pursued but not consummated (including legal, accounting and professional consulting services); (v) transaction costs incurred for debt refinancings; (vi) non-cash expense associated with adjustments to the carrying value of the indemnification asset recorded in connection with completed acquisitions; (vii) non-cash expense incurred on loss on extinguishment of debt; (viii) loss or (income) recognized during the applicable period due to changes in the tax receivable agreement liability; (ix) CEO transition related costs; (x) restructuring costs; (xi) severance payments; (xii) legal settlement amounts; and (xiii) inventory step-up charges in connection with completed acquisitions. Maravai defines Adjusted Net (Loss) Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted Diluted EPS as Adjusted Net (Loss) Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net (loss) income, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net (loss) income, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the fourth quarter and full year of fiscal 2023. Approximately 10 minutes before the call, dial (888) 596-4144 or (646) 968-2525 and reference Maravai LifeSciences, Conference ID 4939675. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s financial guidance for 2024; the expansion of Maravai’s product portfolio; the progression of the development programs of Maravai’s customers; future business opportunities; the size of Maravai’s serviceable market; Maravai’s expectations for growth and profitability; growth opportunities, including inorganic growth; and future innovations, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The level of Maravai’s customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services.
•Uncertainty regarding the extent and duration of Maravai’s revenue associated with COVID-19 related products and services and the dependency of such revenue, in important respects, on factors outside of Maravai’s control.
•The impact of ongoing macroeconomic challenges and changes in economic conditions, including adverse developments affecting banks and financial institutions, follow-on effects of those events and related systemic pressures, on Maravai’s and its customers’ current and future business operations.
•The effects of Maravai’s recent reduction in force, including on its ability to attract and/or retain qualified key personnel.
•Use of Maravai’s products by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment, and the impact of unforeseen adverse events, negative clinical outcomes, development of alternative therapies or increased regulatory scrutiny of these modes of treatment and their financial cost on Maravai’s customers’ use of Maravai’s products and services.
•Competition with life science, pharmaceutical and biotechnology companies who are substantially larger than Maravai and potentially capable of developing new approaches that could make Maravai’s products, services and technology obsolete.
•The potential failure of Maravai’s products and services to not perform as expected and the reliability of the technology on which its products and services are based.
•The risk that Maravai’s products do not comply with required quality standards.
•Market acceptance of Maravai’s life science reagents.
•Significant fluctuations and unpredictability in Maravai’s quarterly and annual operating results, which make its future operating results difficult to predict and could cause its operating results to fall below expectations or any guidance provided.
•Natural disasters, geopolitical instability (including the ongoing military conflicts in Ukraine and the Gaza Strip) and other catastrophic events.
•Risks related to Maravai’s acquisitions, including whether Maravai achieves the anticipated benefits of acquisitions of businesses or technologies.
•Product liability lawsuits.
•Maravai’s dependency on a limited number of customers for a high percentage of its revenue and its ability to maintain its current relationships with such customers.
•Maravai’s reliance on a limited number of suppliers or, in some cases, sole suppliers, for some of its raw materials and the risk that it may not be able to find replacements or immediately transition to alternative suppliers.
•The risk that Maravai’s products become subject to more onerous regulation by the FDA or other regulatory agencies in the future.
•Maravai’s ability to obtain, maintain and enforce sufficient intellectual property protection for its current or future products.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.
Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Investor Contact: Deb Hart

Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com

Media Contact: Chelsea Rule
MacDougall Advisors
+1 781-235-3060
maravai@macdougall.bio